CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the incorporation by reference in the combined Proxy Statement/Prospectus constituting parts of this Registration Statement on Form N-14 ("the Registration Statement") of our report dated May 28, 2008, relating to the March 31, 2008 financial statements and financial highlights of the BACAP Alternative Multi-Strategy Fund, LLC, which are also incorporated by reference into the Registration Statement. We also consent to the reference to us under the heading "Financial Highlights" in such Registration Statement.




/s/ PricewaterhouseCoopers LLP
New York, New York
September 24, 2008